Exhibit 10.25

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

MASTER PURCHASE AGREEMENT

THIS MASTER PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of July 1, 2006 (the “Effective Date”), by and between Entropic Communications, Inc., a Delaware corporation located at 9276 Scranton Rd, San Diego, CA 92121 (“Entropic” or “Supplier”), and Tellabs Operations, Inc. a Delaware corporation having principal offices at One Tellabs Center, 1415 W. Diehl Rd., Naperville, IL 60563 (“Tellabs” or “CUSTOMER”). Each of the foregoing entities may be singularly referred to herein as a “Party” and collectively as the “Parties”. This Agreement is intended to be the Master Purchase Agreement (MPA) referred to in the Entropic Materials License Agreement (MLA) between Supplier and CUSTOMER.

BACKGROUND

In consideration for the Parties entering into this Agreement and subject to the terms and conditions of this Agreement, Supplier desires to manufacture (or have manufactured) and supply to CUSTOMER, and CUSTOMER desires to purchase from Supplier, the Products (defined below). CUSTOMER shall incorporate the Products into Tellabs’ own end products.

NOW, THEREFORE, the Parties to this Agreement agree as follows:

AGREEMENT

1. DEFINITIONS. All definitions below and elsewhere in this Agreement apply both to their singular and plural forms, as the context may require. The terms “herein”, “hereunder”, and “hereof” and similar expressions refer to this Agreement.

1.1 “Affiliate” shall mean any Entity (defined below) directly or indirectly controlling, controlled by or under common control with a Party, where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all the voting power of the shares (or other securities rights) entitled to vote for the election of directors or other governing authority, as of the Effective Date or hereafter during the Term (defined below); provided that such entity shall be considered an Affiliate only for the time during which such control exists.

1.2 “Device” means a semiconductor device (e.g., a chip) including any firmware or other software resident thereon, as provided by Supplier.

1.3 “Entity” means a corporation, partnership, limited liability company, or other enterprise, association, organization, or entity.

1.4 “Intellectual Property” or “Intellectual Property Rights” collectively means all of the following legal rights, title, or interest in or arising under the laws of the United

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

States, or any other country or international treaty regime, whether or not filed, perfected, registered or recorded and whether now or hereafter existing, filed, issued or acquired: (i) patents, patent applications, or patent rights, including any and all continuations, divisions, reissues, reexaminations or extensions thereof; (ii) rights associated with works of authorship, including copyrights, copyright applications, copyright registrations, or moral rights; (iii) rights relating to know-how or trade secrets, including rights in industrial property, customer, vendor and prospect lists ‘and all associated information or databases and other confidential or proprietary information; (iv) industrial design rights or mask work rights; (v) trademarks, service marks, logos, trade dress, trade names or service names; (vi) data rights; and (vii) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property.

1.5 “Lead Time” means the time period between the date of acceptance of an applicable Purchase Order (defined below) by Supplier and the date of shipment by Supplier of the applicable Products in connection with such Purchase Order. To the extent of quantities noted in forecasts issued by CUSTOMER to Supplier, the applicable lead time shall be no greater than […***…]; provided, however, Supplier shall use commercially reasonable efforts to shorten the lead time.

1.6 “Process Technology” means the systematic techniques, methods, or approaches used by Supplier to manufacture, package, or test semiconductor chips or assemblies.

1.7 “Products” means the Devices that Supplier makes available pursuant to the terms of this Agreement.

1.8 “Purchase Order” means a written purchase order for Products or Services submitted by CUSTOMER to Supplier pursuant to Section 4.2.

1.9 “Specifications” means the written specifications of a Product.

1.10 “Term” shall have the meaning set forth in Section 16.

2. MARKET RIGHTS. The relationship of the Parties under this Agreement shall be non-exclusive in all respects. Other than the Parties’ respective obligations to comply fully with the terms of the NDA (as defined below), it is expressly understood and a greed that nothing expressed or implied in this Agreement shall be deemed to restrict: (i) Supplier’s right or ability, whether during the Term or at any time thereafter, to directly or indirectly sell, license, use, promote, market, exploit, develop or otherwise deal in the Products, or any other product, software or service; or (ii) Tellabs’ right to independently develop or cause to be developed and to make commercial usage of similar or competing technology as that which is incorporated in the Products; or (iii) either Party’s right to enter into any business arrangement of whatever nature or description, including arrangements similar to those contemplated in this Agreement, with any service supplier, distributor, reseller, system integrator, or any other third party wherever located.

3. CONTRACT MANUFACTURERS. Orders to purchase the Product may be issued by Tellabs and/or by Tellabs’ contract manufacturers listed in the attached Exhibit B (the “CMs”). “Tellabs and/or CMs” shall be collectively or disjunctively referred to herein as “CUSTOMER.” In addition to Tellabs, Supplier agrees to extend all the terms of this Agreement, including pricing

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

terms, to the CMs listed in Exhibit B. Tellabs shall remain fully liable to Supplier for the activities of each CM, and for each CM’s compliance with the terms hereof, and any breach committed by any CM shall be deemed a breach of this Agreement by Tellabs, except that in no event will Tellabs be responsible for the payment obligations of the CMs. Supplier acknowledges that it shall look only to the CMs for payment of purchase orders issued by the CMs.

4. PRICES

4.1 Supplier represents and warrants that, during the term of this Agreement, the purchase price and the material terms and conditions of sale for the sale of each of the Products provided to CUSTOMER under this Agreement is and shall be, […***…]. If at any time during the term of this Agreement, […***…].

4.2 The per unit price of the Product is set forth in the attached Exhibit A.

4.2.1 No adjustments will be made for […***…], except as mutually agreed by the parties in writing.

4.2.2 From time to time a need may arise whereby CUSTOMER and the Supplier may mutually agree upon specific Product pricing based on a specific CUSTOMER bid or CUSTOMER opportunity. The parties will negotiate in good faith to agree upon Product pricing to be used for these unique circumstances.

4.2.3 In the event that the Product does not remain competitive in terms of technology, design, quality or price, compared to similar goods available to CUSTOMER, the parties agree to make commercially reasonable efforts, in good faith, to agree upon any changes that are necessary to cause the Product to be competitive.

4.2.4 Upon the effective date of any […***…] price reduction set forth in Exhibit A or any other general price reduction instituted by Supplier, the reduction shall apply to any open purchase orders of Products not yet delivered, in addition to all newly issued purchase orders.

5. VOLUME ADJUSTMENTS

5.1 CUSTOMER shall not be subject to […***…] based on the quantity of Products purchased hereunder.

5.2 Any forecasts or annual usage figures provided hereunder are “best judgment” figures which are subject to change as business conditions change and are not to be construed as a commitment. Supplier shall rely upon such figures at its own risk.

5.3 Notwithstanding any provision herein or any other verbal or written requirements or provisions, CUSTOMER shall not be obligated to any specific dollar expenditure.

6. FORECASTS AND PURCHASE ORDERS.

6.1 Rolling Forecast. Upon the Effective Date, and on or before […***…]

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

thereafter during the Term, Tellabs shall make reasonable efforts to cause the CMs to provide Supplier with a […***…] forecast of Products. The forecast is intended to be used by Supplier for materials and manufacturing planning only, and […***…].

6.2 Purchase Orders. Upon the Effective Date and during the Term., CUSTOMER shall provide Supplier with Purchase Orders for Products, based on the Lead Time for such Products, which shall create a binding obligation to purchase such Products from Supplier within the Lead Time for the applicable Products. Each Purchase Order shall specify: (a) the quantity and part number of Products being ordered; (b) the applicable price; (c) the requested delivery date; (d) the delivery destination; and, (e) any special shipping instructions regarding the Products. Each Purchase Order shall be subject to acceptance by Supplier, such acceptance not to be unreasonably withheld or delayed. Supplier shall make commercially reasonable efforts to provide written notice to CUSTOMER of any rejection of a CUSTOMER Purchase Order within […***…] of Supplier’s receipt thereof but in no event greater than […***…], and such Purchase Order shall be deemed accepted by Supplier if no such rejection notice is provided to CUSTOMER prior to the expiration of such […***…]. In the event of a conflict between the pricing in an accepted Purchase Order and the pricing set forth on Supplier quotes (the quoted price), the quoted price shall control. Furthermore, it is agreed that each such Purchase Order shall be governed by the provisions of this Agreement and that none of the provisions of a Purchase Order, or Supplier’s acknowledgement thereof (either printed, stamped, typed or written), if any, shall be applicable to the purchase if any of the foregoing is in addition to or in conflict with this Agreement. A general or standard acknowledgment of any such order or the making of delivery with respect thereto shall in no case be construed as an amendment to this Agreement.

7. DELIVERY, ACCEPTANCE, RESCHEDULING AND CANCELLATION.

7.1 DELIVERY PERFORMANCE.

Supplier shall ensure prompt delivery of Products purchased under this Agreement, with a goal of 100% on time delivery. Products shall be deemed to have been delivered “On Time” if they have been delivered […***…] before the mutually agreed delivery date and […***…] after such date. Any delivery that does not arrive at the specified location, does not contain the quantity of Products specified or does not contain the correct part number, will be considered late.

Supplier shall notify CUSTOMER in writing (including by email) if it becomes aware that any Product delivery will be late. If any Products are not delivered on time, CUSTOMER may exercise any of the following remedies:

(a) Require Supplier to pay the cost to expedite delivery (including freight, expedite charges, Supplier overtime and any charges associated with piece part expedites).

(b) Cancel any pending purchase orders for late items that remain undelivered without liability and elect, at CUSTOMER’s sole discretion, to either (A) retain and pay for any Products previously delivered (if any) or (B) return any such late-delivered Products to Supplier at Supplier’s sole expense, without any liability of CUSTOMER; or

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Overall on time delivery will be measured […***…] for all shipments delivered to CUSTOMER within the given time period. Upon receiving written notification by Tellabs that […***…] of Products have been delivered on-time for a given time period, an executive officer of Supplier in Supplier’s manufacturing operations shall participate in a corrective action meeting to establish a mutually agreeable corrective action plan within such time as is commercially reasonable under the circumstances.

7.2 Acceptance.

CUSTOMER shall accept or reject each shipment within […***…] of delivery. All Products shall be deemed accepted by CUSTOMER unless CUSTOMER provides Supplier with written notice of rejection, specifying the reason that such shipment is non-conforming or otherwise does not meet the requirements set forth in this Agreement, within […***…] of delivery.

7.3 Rescheduling and Cancellation.

Any rescheduling or cancellation of orders of Products by CUSTOMER must conform to the terms set forth below:

(a) During the period that is […***…] or less prior to the scheduled delivery date of an order, CUSTOMER shall not be permitted to modify, reschedule or cancel any order.

(b) During the period […***…] but more than […***…] prior to the scheduled delivery date of an order, CUSTOMER may modify and/or reschedule such order or part thereof. CUSTOMER will use commercially reasonable efforts to reschedule delivery of the complete order within […***…] following the originally scheduled delivery date, but shall not reschedule any delivery more than […***…] after the originally scheduled delivery date of such items. CUSTOMER may push out the scheduled delivery date up to […***…], provided that the cumulative effect is not greater than […***…] after the originally scheduled delivery date. Entropic shall use commercially reasonable efforts to accommodate a request by CUSTOMER to re-schedule any delivery to an earlier date. CUSTOMER may cancel prior rescheduled orders or part thereof; cancellation charges shall be determined per the cancellation schedule listed in Exhibit A 8(d).

(c) Outside […***…] CUSTOMER may modify, reschedule […***…] or cancel any order or part thereof at no charge to CUSTOMER. Multiple schedule changes are allowed.

(d) During the period […***…] but more than […***…] prior to the scheduled delivery date of an order, CUSTOMER may cancel orders or portions of orders per the below schedule. Supplier agrees to divert completed material and work in process to other customers wherever possible in order to minimize charges. CUSTOMER will pay the applicable cost set forth below for any order or portion of order so canceled. Additionally, Supplier agrees to use commercially reasonable efforts to stop processing material within […***…] of cancellation but in no event greater than […***…].

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Cost incurred for Product inventory and work-in-process intended to service packaged device deliveries shall be as follows:

Stage of Completion	Liability of CUSTOMER Upon Order Cancellation
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

7.4 Modifications to Orders. Supplier will use commercially reasonable efforts to maintain adequate capacity to supply CUSTOMER with a […***…] sustainable increase in upside demand over the aggregate purchase quantities forecasted by the CMs.

In the event CUSTOMER requires a modification in excess of the percentage set forth above, Supplier shall make commercially reasonable efforts to accommodate such modification.

8. SHIPPING.

8.1 Shipping Arrangements. Supplier shall ship Products in accordance with shipping instructions provided by CUSTOMER. CUSTOMER shall specify the CUSTOMER Product part number and quantity, ship to address, ,carrier, and other information required for the shipment. All Products shall be packaged for shipment as specified by CUSTOMER’s packaging instructions for each CUSTOMER Product. CUSTOMER shall pay or reimburse Supplier for all freight, duty, taxes or other charges associated with shipment of Products by Supplier.

8.2 Shipping Method; Transfer of Title. All shipments of Products by Supplier under this Agreement shall be made EXW Entropic shipping facility (INCOTERMS 2000). Accordingly, title to and risk of loss of Products shipped hereunder shall be transferred to CUSTOMER at the shipping point.

9. DISCONTINUANCE OF PRODUCTS; ENGINEERING AND MANUFACTURING CHANGES.

9.1 Discontinuance of Products.

In the event that Supplier chooses to discontinue the manufacturing of any of the products to be sold hereunder, Supplier shall provide CUSTOMER with not less than […***…] prior written notice of such manufacturing discontinuance, followed by an additional […***…] period during which last time buy deliveries may be scheduled. Such last time buys shall be […***…].

9.2 Engineering or Manufacturing Changes.

(a) Supplier shall make no change to a Product that would affect the form, fit, or function of such Product without having obtained the prior written consent of CUSTOMER, which consent shall not be unreasonably withheld.

(b) CUSTOMER may request changes to such specifications from time to time through the proposal of an Engineering Change Order (ECO), issued to Supplier. If Supplier agrees to such ECO, then the Parties shall negotiate appropriate changes in pricing, schedule, and other terms that are impacted by such ECO.

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

10. WARRANTY AND DISCLAIMERS.

10.1 Limited Product Warranty. For a period of […***…] after the date of shipment of Products to CUSTOMER (the “Warranty Period”) Supplier warrants that each Product furnished under this Agreement shall: (a) materially conform to the Specifications for such Product; and, (b) be free from defects in design, material and workmanship that materially affect performance and functionality. This warranty will be valid only during the Warranty Period. Supplier shall, at its option, and as CUSTOMER’s sole and exclusive remedy for any breach of this warranty, repair or, replace the affected Product(s) or, if neither repair nor replacement is commercially reasonable, Supplier shall refund the monies paid by CUSTOMER for any defective Product for which CUSTOMER invoked this warranty by providing notice to Supplier within the applicable warranty period. CUSTOMER shall notify Supplier in writing of any defects and obtain Supplier’s approval pursuant to Section 11 before returning any Product. The warranty period for repaired or replacement Products shall be the lesser of […***…] from the date of shipment or […***…]. The remedies set forth in this Section shall be Entropic’s sole liability and CUSTOMER’s sole and exclusive remedies for any breach of the limited warranty set forth above.

10.2 Infringement Warranty. Supplier warrants that, as of the Effective Date it has no actual knowledge that the Products, or uses of the Products as specified in the documentation, infringe upon the patent, copyright, trade secret or trademark of any third party. If, following the Effective Date, Supplier obtains such actual knowledge, Supplier shall promptly notify CUSTOMER in writing thereof; but such situation shall not constitute a breach of warranty by Supplier hereunder. For any breach of the foregoing warranty, Supplier’s sole liability and CUSTOMER’s sole and exclusive remedy shall be Supplier’s indemnification obligation in Section 18.

10.3 Exceptions. The warranty provided in Section 10.1 above will be void as to such Product that: (i) fails, malfunctions or is damaged as a result of improper handling, installation, maintenance, storage, removal, modification or repair other than by Supplier or its agent(s); or (ii) is accidentally damaged, subjected to abuse (including electrostatic discharge) or improper use, or is otherwise used not in accordance with its intended purpose, other than by Supplier or its agent(s); or ( iii) is altered such that Supplier is unable to verify the defect with its (or its manufacturer’s) normal test equipment other than by Supplier or its agent(s). In no event will CUSTOMER or the carrier transporting the Products be deemed Supplier’s agent.

10.4 GENERAL DISCLAIMER. FOR ALL SUPPLIER PRODUCTS PROVIDED HEREUNDER, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SUPPLIER DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, OR ANY AFFIRMATION OF FACT OR REPRESENTATION, INCLUDING THE WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

10.5 HIGH RISK ACTIVITIES DISCLAIMER. NEITHER THE PRODUCTS, NOR ANY GOOD THAT INCORPORATES THE PRODUCTS, ARE DESIGNED, MANUFACTURED OR INTENDED FOR USE IN HAZARDOUS

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

ENVIRONMENTS REQUIRING FAIL-SAFE PERFORMANCE, SUCH AS IN THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR AIRCRAFT COMMUNICATIONS SYSTEMS, AIR TRAFFIC CONTROL, DIRECT LIFE SUPPORT MACHINES, OR WEAPONS SYSTEMS, IN WHICH THE FAILURE OF THE PRODUCTS AND/OR GOODS INCORPORATING THE PRODUCTS, COULD LEAD DIRECTLY TO DEATH, PERSONAL INJURY OR SEVERE PHYSICAL OR ENVIRONMENTAL DAMAGE (“HIGH RISK ACTIVITIES”). SUPPLIER SPECIFICALLY AND EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR HIGH RISK ACTIVITIES.

11. RETURNS. Any returns of Products during the Warranty Period must be approved in writing by Supplier prior to return of Products by CUSTOMER. Supplier shall provide CUSTOMER with a Return Material Authorization (RMA) number […***…] of Supplier’s receipt of a written request by CUSTOMER. Requests for RMAs must specify the Product, the Product serial number, and the reason for return. Products must be returned in the same or equivalent packaging as originally provided by Supplier, with the RMA number included on the shipping container. Products returned without an RMA number may be refused by Supplier. CUSTOMER shall be responsible for any shipping costs associated with returning the Product to Supplier; Supplier shall be responsible for any shipping costs associated with shipping the repaired or replacement Product to CUSTOMER.

12. FORCE MAJEURE. Neither Party shall be liable in damages for failure to comply with its obligations to the extent that its performance is prevented by causes beyond its reasonable control including acts of God or of the public enemy, acts of any governmental authority, fires, war, riots, terrorist acts, unavailability or shortages of electricity or other utilities, floods, unusually severe weather, epidemics, quarantine restrictions, strikes, labor disputes or shortages of labor, freight embargoes, or inability to secure necessary parts and materials.

13. LIMITATION OF LIABILITY. WITH THE EXCEPTIONS OF A BREACH OF THE NDA (AS DEFINED BELOW) AND FOR SUPPLIER’S LIABILITY ARISING FROM A BREACH OF THE WARRANTY SET FORTH IN THE FIRST SENTENCE OF SECTION 10.2, TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW: (I) SUPPLIER SHALL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF REVENUE OR PROFITS) ARISING FROM OR CAUSED, DIRECTLY OR INDIRECTLY, BY THE USE OF THE SUPPLIER PRODUCTS BY CUSTOMER OR ANY CUSTOMER OF CUSTOMER, OR BY THE PERFORMANCE OR FAILURE OF THE SUPPLIER PRODUCTS TO PERFORM, OR BY ANY OTHER ACT OR OMISSION, OR BY ANY OTHER CAUSE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT; AND, (II) WITH THE EXCEPTIONS OF A BREACH OF THE NDA AND FOR SUPPLIER’S LIABILITY ARISING FROM A BREACH OF THE WARRANTY SET FORTH IN THE FIRST SENTENCE OF SECTION 10.2, IN NO EVENT SHALL SUPPLIER’S LIABILITY TO CUSTOMER FOR ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, […***…]; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, SUPPLIER’S LIABILITY TO INDEMNIFY CUSTOMER UNDER SECTION 18.1 SHALL BE […***…].

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

14. PAYMENT AND TAXES.

14.1 Payment. Supplier will invoice CUSTOMER for amounts due for the Products upon shipment. Tellabs and its CMs shall pay Supplier within thirty (30) days of Supplier’s invoice date. CUSTOMER agrees to accept partial shipments; provided that with the exception of any disputes between the parties in good faith, Supplier shall only invoice CUSTOMER for such quantity actually delivered to CUSTOMER’s carrier.

14.2 Late Payment. Any payment not paid when due, which is not the subject of a bona fide dispute between the parties in good faith, may accrue interest from the date due until the date paid at a rate of […***…] per annum, or the maximum rate allowed under applicable law, whichever is less.

14.3 Taxes. All prices are exclusive of federal, state, or local sales, use, excise, or similar taxes applicable to the sale of the Products sold pursuant to this Agreement. CUSTOMER shall pay all such taxes (except any taxes based on Supplier’s income).

15. COMPLIANCE. Each Party shall comply with all applicable laws and regulations, statutes, treaties, administrative orders and court orders, including export laws, as well as (i) the laws and regulations of other applicable countries which prohibit export or diversion of certain technical Products to certain countries and individuals and any other applicable law, and (ii) the U.S. Foreign Corrupt Practices Act and Anti-Boycott Regulations in their respective dealings with the Products and in performing their respective obligations under this Agreement. CUSTOMER shall not export or re-export, or request Supplier to export or re-export, any Products, including all Products and/or technical data received from Supplier or any direct product thereof, directly or indirectly, to any country, entity or person prohibited by the U.S. Government. CUSTOMER acknowledges that compliance with U.S. export laws may cause delays in shipments and/or prohibit Supplier from exporting certain Products to certain countries and entities for certain uses. In no event shall Supplier be liable for any such delays or prohibition.

16. TERM AND TERMINATION.

16.1 Term of Agreement. The term of this Agreement begins on the Effective Date and will continue, unless earlier terminated as described herein, for a period of three (3) years. (the “Initial Terns”).

16.2 Termination for Cause by Either Party. Either Party may terminate this Agreement immediately, upon written notice: (i) if the other Party breaches the NDA; (ii) if the other Party breaches any provision of this Agreement and fails to cure such breach within thirty (30) days after receipt by the breaching Party of written notice from the non-breaching Party describing such breach; (iii) upon the institution by or against the other Party of insolvency, receivership, or bankruptcy proceedings or any other proceedings for the settlement of the other Party’s debts, which proceedings are not stayed or dismissed within sixty (60) days after institution; (iv) upon the other Party’s making an assignment for the benefit of creditors; or (v) upon the other Party’s dissolution or ceasing to conduct business.

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

16.3 Effect of Termination. Upon termination or expiration of this Agreement, CUSTOMER may elect to […***…]. Notwithstanding the foregoing, […***…]. Upon any termination or expiration of this Agreement: (a) all licenses granted by Supplier hereunder shall immediately terminate; except that CUSTOMER may continue to distribute, subject to the terms of this Agreement, any Products that are in CUSTOMER’s inventory as of the effective date of such termination or expiration or that later come into CUSTOMER’s inventory as a result of the operation of subsection (i) of this Section 16.3; and, (b) each Party shall return to the other Party any Confidential Information (defined below) of the other Party in such Party’s possession, and such party shall purge all of the other Party’s Confidential System from such Party’s electronic systems. Notwithstanding the foregoing, the termination or expiration of this Agreement shall not affect any licenses or sub-licenses properly granted by CUSTOMER to its end user customers in connection with this Agreement either: (1) prior to the effective date of such termination or expiration; or (2) thereafter, relative to those Products described by this Section 16.3 that either are in CUSTOMER’s inventory as of the effective date of such termination or expiration or that later come into CUSTOMER’s inventory as a result of the operation of subsection (i) of this Section 16.3. Any such licenses under either subsection (1) or (2) above of this Section 16.3 shall continue to be in effect in accordance with their terms notwithstanding any such termination or expiration of this Agreement.

17. SURVIVAL. All payment obligations of CUSTOMER hereunder and the following provisions of this Agreement shall survive any termination or expiration of this Agreement: Sections 1, 10, 11, 12, 13, 14, 16.3, 17, 18, 22, 23.1, 23.2 (only regarding CUSTOMER’s distribution rights), 23.3 and 25.

18. INDEMNITY.

18.1 Infringement Indemnification by Supplier. Supplier shall defend, indemnify and hold CUSTOMER, its Affiliates (as listed in the MLA) and their respective officers, directors, employees, agents and representatives, harmless from and against any and all damages, liabilities, judgments, losses, costs and expenses (including attorneys’ fees) suffered or incurred by CUSTOMER or the other designated indemnitees in connection with any claim, demand, suit or other legal action (each, a “Claim”), brought by a third party against CUSTOMER based upon the actual or alleged infringement or misappropriation of Intellectual Property Rights by the Products and/or the binary files that Section 23.2 below authorizes CUSTOMER to provide to third parties together with the Products.

(a) Additional Actions. In the event of a Claim or if Supplier reasonably believes a Claim is likely, Supplier may, in its sole discretion: (i) modify the infringing Product so that it is no longer infringing but of equivalent form and fit, and is functionally equivalent; (ii) replace the Product with a non-infringing version of the Product which is a form, fit and functionally equivalent product; (iii) obtain a license for CUSTOMER to continue using the Product as provided in this Agreement; or, (iv) in the event that none of the foregoing are commercially reasonable, terminate this Agreement. In the event of such termination, Supplier agrees to refund to CUSTOMER the amount actually paid by CUSTOMER to Supplier for the infringing Product(s).

(b) Exclusive Remedies and Limitations. The obligations and remedies

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

set forth in this Section 18.1 shall be the sole and exclusive remedies of CUSTOMER for the infringement of third-party rights by the Product. Supplier shall have no obligation under this Section 18.1 for any Claims which result from or arise in connection with: (i) any use of the Product in combination with third party software and/or hardware or other technology not provided by Supplier to the extent such infringement would not have occurred but for such combination; (ii) modification of the Product by CUSTOMER or any third party to the extent such infringement would not have occurred but for such modification; (iii) any use, except for its intended purpose as specified in the MLA and/or the applicable documentation of such Product; (iv) use of the Product that exceeds the scope of the licenses expressly granted in this Agreement; provided that such exception shall not apply to the extent the Product is used within the scope of the licenses granted in this Agreement; (v) use of other than the latest update or upgrade of the Product once such update or upgrade has been provided by Supplier to CUSTOMER at no cost or expense to CUSTOMER, provided that (1) such update or upgrade yields a product of the same form and fit and which is functionally equivalent, (2) CUSTOMER has been afforded a reasonable period of time to implement such update or upgrade if the Claim would have been avoided by such use of such update or upgrade, (3) Supplier has notified CUSTOMER in writing that the usage of such update or upgrade is necessary to avoid possible liability for infringement; and (4) relative to each Product distributed by CUSTOMER prior to Supplier’s provision of a given update or upgrade or prior to expiration of the reasonable period of time described above by subsection (b)(v)(2) of this Section 18.1 for a given update or upgrade, this subsection (b)(v) of this Section 18.1 shall not be construed to limit any rights of CUSTOMER or obligations of Supplier under this Section 18.1 relative to such previously distributed Product as a result of any failure to use such given update or upgrade or (vi) use of the Product not in compliance with applicable laws. Supplier shall have no liability under this Section 18.1 for increased damages for willful infringement by CUSTOMER (or any attorneys fees associated with such willful infringement) to the extent that the basis for the increased damages award, as determined by the court, is the result of the conduct, acts or omissions of CUSTOMER with the willful intent of engaging in infringement.

18.2 By Customer. CUSTOMER shall defend, indemnify and hold Supplier, its officers, directors, employees, agents and suppliers, harmless from and against any claim (including for any product liability, whether based on negligence, strict liability or otherwise), action, suit, damages, liabilities, losses and expenses (including reasonable attorneys’ fees) suffered or incurred by Supplier: (i) in connection with any damage, defect or injury actually or allegedly caused by or related to any CUSTOMER Devices or any CUSTOMER products that incorporate the Products, which are not attributable to the Products; or, (ii) that is based on CUSTOMER’s use, sale, or distribution of CUSTOMER products that incorporate the Products but not based on the Products; or (iii) in connection with any allegation that the CUSTOMER Specifications, CUSTOMER Devices, or CUSTOMER products that incorporate the Products but not the Products themselves, infringe on the Intellectual Property Rights or other proprietary rights of any third party; or (iv) in connection with any use of a Product, by CUSTOMER or any third party that receives such Product from CUSTOMER, in any High Risk Activity.

18.3 Conditions. The obligations set forth in Section 18.1 and 18.2 are contingent upon: (i) the Party seeking indemnification (the “Indemnified Party”) giving prompt written notice to the Party providing the indemnification (the “Indemnifying Party”) of any such Claim; (ii) the Indemnified Party allowing the Indemnifying Party to have sole control of the defense and related settlement negotiations for the Claim; provided that the Indemnifying Party

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

shall have no right to incur any liability on behalf of the Indemnified Party without the Indemnified Party’s prior written consent; and (iii) the Indemnified Party fully assisting and cooperating in the defense and settlement negotiations as reasonably requested by the Indemnifying Party, so long as The Indemnifying Party pays the Indemnified Party’s out-of-pocket expenses associated with such assistance and cooperation. Subject to the Indemnifying Party’s right to control the defense and settlement of such Claims, the Indemnified Party may, at its cost and expense, engage its own counsel to participate in the defense and settlement of such Claims and to advise the Indemnifying Party regarding any Claims.

19. SUPPLIER DEVELOPMENT: QUALITY CONTROL

Supplier agrees to participate in CUSTOMER’s supplier development programs. In addition, Supplier will institute a quality and inspection system which incorporates IS09001/TL9001 and such other standards and procedures as mutually agreed by the parties in writing.

20. TECHNICAL SUPPORT AND INFORMATION

(a) In addition to its other duties set forth herein, Supplier shall provide technical support services to Tellabs, as described in the attached Exhibit C.

(b) Supplier acknowledges that CUSTOMER will need technical information for uses such as design., validation, manufacture, benchmarking, assembly, and service of the Product. Supplier will cooperate to create, maintain, update, and deliver technical information relating to the Product and its manufacture as needed. Notwithstanding any other agreement between Supplier and CUSTOMER, Supplier will not withhold delivery of such information or documents needed by CUSTOMER and will not impose legal restrictions on CUSTOMER’s use thereof, other than under the NDA.

21. TRADEMARK RIGHTS

No right is granted hereunder for either party to use the trademark of the other party, except as specifically permitted in writing by such other party. Willful use of a party’s trademark contrary to the provisions of the Agreement shall constitute a material breach of this Agreement.

22. CONFIDENTIAL INFORMATION

The Mutual Confidentiality Agreement between the parties, bearing an effective date of September 7, 2004 (the “NDA”) is hereby incorporated by reference herein.

23. INTELLECTUAL PROPERTY

23.1 Ownership. Subject to the rights expressly granted to CUSTOMER hereunder, Supplier, or its licensors, shall retain all rights, title and interest in and to ownership of all industrial rights and Intellectual Property Rights embodied in or related to the Specifications, the Process Technology, and the Products.

23.2 License. Subject to the terms of this Agreement, Supplier hereby grants CUSTOMER (i) a limited, non-exclusive, non-transferable (except as expressly permitted herein),

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

and 230.40

worldwide royalty-free license to use Supplier’s Intellectual Property Rights embodied in the Products for the sole purpose of incorporating the Products into CUSTOMER’s products and for marketing and distributing such CUSTOMER’s products to CUSTOMER’s customers including, without limitation, resellers, distributors, and/or end users, provided that CUSTOMER enters into a binding agreement with each of the foregoing that protects Supplier’s Confidential Information and Intellectual Property Rights at least to the same extent as CUSTOMER protects its own Confidential Information and Intellectual Property Rights in the relevant transactions, and (ii) a limited, non-exclusive, non-transferable (except as expressly permitted herein), worldwide royalty-free license under Supplier’s intellectual Property Rights embodied in the Products to grant sublicenses to CUSTOMER’s customers, including without limitation resellers, distributors, and/or end users, for the sole purpose of marketing, distributing and using the Products as incorporated into CUSTOMER’s products. Each party retains all rights not expressly granted to the other party hereunder. In addition, and solely in conjunction with CUSTOMER’s right to incorporate, market and distribute the Products as set forth in this Section 23.2, CUSTOMER shall have the right: (a) to include, market and distribute in CUSTOMER’s products, the binary files created by CUSTOMER pursuant, if applicable, to its previously executed materials license agreement with Supplier (the “MLA”), provided that such binary files were properly created as authorized under the MLA ; and (b) grant sublicenses to CUSTOMER’s customers, including without limitation resellers, distributors, and/or end users, for the sole purpose of marketing, distributing and using such binary files as included in CUSTOMER’s products. In connection with any distribution of such binary files, CUSTOMER agrees that Supplier shall have no liability of any nature whatsoever regarding such binary files, other than any liability based on the source code as initially furnished by Supplier to Tellabs pursuant to the terms of the MLA. For avoidance of doubt, such binary files may only be provided to third parties together with the Products, and may not be provided as standalone items.

23.3 Restrictions. To the extent that the Products consist of software or firmware (“Supplier Code”), except as expressly set forth herein or the MLA, this Agreement shall be not construed to grant to CUSTOMER any right, title, or interest in any Intellectual Property Rights embodied in or associated with the Supplier Code, or any right to copy, modify or lease the Supplier Code. Except as permitted under applicable law, under no circumstances shall CUSTOMER, nor shall CUSTOMER permit any third person to, reverse assemble, reverse compile, reverse translate or otherwise reverse engineer the Supplier Code or otherwise attempt to learn or derive the source code, structure, algorithms or ideas underlying the Supplier Code.

24. QUALITY CERTIFICATION.

Unless Supplier furnishes Tellabs with a written waiver, signed by Verizon, upon signing this Agreement, Supplier shall be fully ISO 9000 compliant within six (6) months of the Effective Date. Supplier shall be ISO 9000 certified within twelve (12) months of the Effective Date and shall fully cooperate with Verizon’s mandatory source inspections, as Verizon sees fit.

25. GENERAL.

25.1 Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

receipt requested), postage prepaid, to the Parties at the addresses set forth below or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance with this Section 25.2. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of facsimile, on the date sent if confirmation of receipt is received, (c) in the case of a nationally recognized overnight courier in circumstances under which such courier provides next business day delivery, on the next business day after the date when sent and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

If to CUSTOMER:	Tellabs Operations, Inc.
1465 N. McDowell Blvd.
Petaluma, CA 94954
Fax: 707-794-7878
Attention: Legal Department
e-mail:
If to Supplier:	Entropic Communications, Inc.
9276 Scranton Rd, Suite 200
San Diego, CA 92121
Fax: 858-546-2411
Attention: Customer Service
e-mail: meconomy@entropic.com

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

25.2 Governing Law and Jurisdiction and Disputes. This Agreement shall be governed by and interpreted solely and exclusively in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not govern this Agreement and is hereby specifically disclaimed. In the event that Supplier initiates legal proceedings to enforce the terms of this Agreement, it may only do so in Cook County, Illinois; in the event that Tellabs initiates such legal proceedings, it may only do so in San Diego County, California. Each Party hereby irrevocably consents to such jurisdiction and venue, and irrevocably waives any objections thereto.

25.3 Injunctive Relief. The Parties agree that in such cases where irreparable damage would occur and the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or where otherwise breached, each Party shall be entitled to seek injunctive or other equitable relief, wherever such Party deems appropriate, to prevent such breaches of this Agreement or to so protect such Party’s rights under this Agreement. The foregoing remedy is in addition to any other remedy to which the Party seeking such equitable relief is entitled to at law.

25.4 Assignment. Neither Party shall assign or transfer this Agreement or all or any part of its rights hereunder, by operation of law or otherwise, without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. Notwithstanding

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

the foregoing, either Party may assign this entire Agreement, including all of such Party’s rights and obligations under this Agreement without the consent of the other Party: (i) to any Affiliate of the assigning Party; (ii) to the surviving Entity in the event of a merger, acquisition, or consolidation involving the assigning Party; or (iii) to the successor or purchaser of any portion of the business of the assigning Party resulting from a reorganization, spin-off, or sale of all or a portion of all the assets of any business, division, or group of assigning Party, provided, however, that any such Affiliate, surviving Entity, successor or purchaser agrees in writing to be bound by the terms of this Agreement and is no less adequately capitalized than Supplier. In the event of any of the foregoing assignments, the assigning Party will have no further obligations or liability to the other Party under this Agreement except for obligations and liabilities that accrued before such assignment. Any unauthorized assignment or transfer shall be null and void. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

25.5 Entire Agreement. This Agreement (including any Exhibits attached hereto and the NDA, each of which are incorporated by reference into this Agreement) constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all other prior and contemporaneous agreements and understandings both written and oral between the Parties with respect to such subject matter. Notwithstanding the foregoing, this Agreement is not intended to supersede or replace any of the pre-existing license agreements between CUSTOMER and Supplier that are related to the Products, including, without limitation, the MLA, or any other agreements that are otherwise expressly referenced in this Agreement, such license and other agreements to remain in full force and effect in accordance with their terms.

25.6 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable. In such event, the affected provision shall be amended to achieve as nearly as possible the same economic effect as the original provision.

25.7 Amendments. This Agreement may be amended only by an instrument in writing signed by authorized representatives of both Parties.

25.8 Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Section and Exhibit references in this Agreement are to Sections and Exhibits, respectively, of or to this Agreement unless specified otherwise. Unless expressly stated otherwise, when used in this Agreement the word “including” means “including but not limited to.”

25.9 Waiver. Any waiver of compliance with any obligation, covenant, agreement, provision or condition of this Agreement or consent pursuant to this Agreement shall not be effective unless evidenced by an instrument in writing executed by the Party to be charged. Any waiver of compliance with any such obligation, covenant, agreement, provision or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

25.10 Relationship. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between the Parties. Neither Party is by virtue of this Agreement authorized as an agent, employee, or legal representative of the other Party, and the relationship of the Parties is, and at all times shall continue to be, that of independent contractors.

25.11 Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief or injunctive relief is brought to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to recover its court costs and reasonable attorneys’ fees from the non-prevailing Party, in addition to any other relief to which the prevailing Party may be entitled.

25.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

25.13 Ambiguities. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

25.14 Execution. This Agreement may be executed by facsimile signatures and such signature shall be deemed binding for all purposes of this Agreement, without delivery of an original signature being thereafter required.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute and deliver this Agreement as of the date first set forth above.

ENTROPIC COMMUNICATIONS, INC.		TELLABS OPERATIONS, INC.

Signed:	/s/ Patrick C. Henry	Signed:	/s/ John Brots
Name:	Patrick C. Henry	Name:	John Brots
Title:	President and CEO	Title:	Executive V.P. – Global Operations
Date:	7/10/06	Date:	7/12/06

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

EXHIBIT A

PRODUCTS AND PRICING

[…***… ]

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***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

EXHIBIT B

TELLABS’ CONTRACT MANUFACTURERS

[…***…]

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***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

EXHIBIT C

TECHNICAL SUPPORT

Entropic Obligations.

1.1.	Support. During the warranty period, Supplier shall provide Support to CUSTOMER in the event that CUSTOMER is not able to identify and resolve an End-User reported problem. Supplier shall have no responsibility with regard to Support directly to any End-User. Support provided by Supplier to CUSTOMER shall include the following:

1.1.1	Technical Telephone Support. Supplier shall provide telephone assistance with respect to the Products within […***…] after CUSTOMER’s designated representative(s) contacts Supplier’s technical support engineer. Technical telephone support shall be available between 8:00 am and 5:00 pm Pacific Time, Monday through Friday, excluding US holidays. CUSTOMER’s personnel will be requested to provide a name, company name and any applicable call back numbers at the time the call is placed. The information and level of detail that CUSTOMER provides to Supplier technical engineers will reduce the amount of time to troubleshoot CUSTOMER’s reported problem. Supplier shall review CUSTOMER’s troubleshooting methods and results to determine if Supplier’s products are related to the failure. If so, Supplier shall work with CUSTOMER to suggest the proper course of action. Mailing shall make reasonable commercial efforts to track the reported problem and identify a reasonable workaround or resolution. CUSTOMER shall also report any engineering or quality complaints received by End-Users to Supplier via the process described in this section.

1.1.2	Email Support. Technical assistance not requiring a […***…] response may be requested via email.

1.1.3	On-Site Support. If a problem cannot be resolved via phone support, upon CUSTOMER’s request, Supplier shall provide on-site support to perform additional troubleshooting, identification and implementation of a resolution. Such on-site support shall be available on an as-available basis upon a schedule to be mutually agreed. If the problem is found not to be caused by Supplier’s Product, CUSTOMER will be responsible for actual reasonable travel and personal expenses. If the problem is found to be caused by Supplier’s Product, Supplier shall bear its own respective costs for such services.

1.1.4

Returned Material Authorizations. If during the troubleshooting and fault isolation process, it is determined that a hardware failure is the root cause of the problem, CUSTOMER shall replace the defective product from its spares pool and then contact Supplier to initiate a Returned Material Authorization (RMA) for the defective Product. Supplier shall promptly provide an RMA number to CUSTOMER and instructions on

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with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

failed product disposition and return of the defective product to Supplier. CUSTOMER shall ensure that the Product is shipped back following the provided RMA procedures and packed suitably to prevent damage in shipping. No Products may be returned to Supplier without an RMA. Units returned under RMA will be repaired or replaced and shipped back to CUSTOMER within thirty (30) days of receipt at Supplier’s designated facility. CUSTOMER pays shipping charges to Supplier; Supplier pays shipping charges back to CUSTOMER.

1.1.4.1	Failure Reports. Supplier shall provide a report on any Product returned for failure analysis. Such report shall state how the Product was tested, the nature of the defect or failure, if known, what corrective action was taken, and the final test results.

1.1.5	Software Support. CUSTOMER may report bugs or malfunctions in the firmware to Supplier by contacting the Supplier technical support engineer as described in Section 1.1.1 above. Supplier, shall make reasonable commercial efforts to track the reported problem and identify a reasonable workaround or resolution, including bug fixes if deemed necessary, to bring such firmware into compliance with the applicable Product Specification as soon as reasonably possible. Any necessary firmware or software bug fixes will be provided to CUSTOMER for installation by CUSTOMER in the field. During the warranty period, Supplier shall provide CUSTOMER with any bug fixes for the firmware, when and if available, as released by Supplier and applicable to the Products supplied. Supplier shall provide CUSTOMER with hardware compatibility information applicable to any such firmware bug fix released. The parties agree that any out-of-warranty software support shall be negotiated in good faith at the time of request.

1.1.6	Emergency Support. Upon request, Supplier shall provide reasonable commercial efforts to support CUSTOMER on a priority basis in the event of a Product failure that causes an emergency “out of service” condition of an End-User. Such support shall include telephone assistance, expedited RMA processing and on-site support as mutually agreed.

1.2	Additional Support. Additional support services that may be requested by CUSTOMER, and agreed to by Supplier, which are for services other than Support as described herein shall be provided upon a schedule and at such rates as mutually agreed by the parties in writing, as well as actual reasonable travel and personal expenses.

2.	Escalation Procedure.

2.1.	Supplier. At any time, CUSTOMER may contact the Supplier technical support engineer to request escalation of a technical issue or previously reported problem. Upon receipt of such escalation request, the Supplier technical support engineer shall route the caller to an appropriate individual and/or provide contact information to CUSTOMER as necessary.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

2.2.	Tellabs. At any time, Supplier may contact the Tellabs Customer Call Center at 1-800-690-2324 to request escalation of a technical issue or previously reported problem. Upon receipt of such escalation request, the Tellabs Customer Call Center shall route the caller to an appropriate individual and/or provide contact information to Supplier as necessary. Any customer that initially contacts Supplier as its initial line of support shall be referred by Supplier to CUSTOMER at the number above.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

AMENDMENT ONE

TO THAT CERTAIN MASTER PURCHASE AGREEMENT

Reference is made to that certain Master Purchase Agreement dated July 1, 2006 (the “Agreement) by and between Entropic Communications, Inc., a Delaware corporation located at 9276 Scranton Rd, San Diego, CA 92121 (“Entropic”), and Tellabs Operations, Inc., a Delaware corporation having principal offices at One Tellabs Center, 1415 W. Diehl Rod., Naperville, IL 60563 (“Tellabs”).

WHEREAS, Tellabs and Entropic desire to amend the Agreement to modify existing terms and incorporate new terms, as required by the parties, as set forth herein.

NOW THEREFORE, the parties hereby agree as follows as of the date hereof:

1.	Exhibit A of the Agreement, “Products and Pricing,” is hereby supplemented by adding the products and pricing terms set forth in the attached Exhibit A.

2.	All other terms and conditions in the reference Agreement shall remain the same.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized representatives.

Tellabs Operations, Inc.	Entropic Communications, inc.

/s/ Joelle Prather	/s/ Kent Vandenberg
Signature	Signature

Joelle Prather	Kent Vandenberg
Printed Name	Printed Name

VP Global Sourcing	Executive Director of Americas
Title	Title

6/26/07	6/20/07
Date	Date

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

EXHIBIT A

PRODUCTS AND PRICING

[…***…]

***Confidential Treatment Requested